EXHIBIT 10.25







                                     MASTER

                               SERVICES AGREEMENT


                          NBP ENERGY PIPELINES, L.L.C.
                                   (PROVIDER)

                                       AND

                            ENRON NORTH AMERICA CORP.
                                   (CUSTOMER)

                       EFFECTIVE AS OF SEPTEMBER 21, 2000

                            MASTER SERVICES AGREEMENT

         This MASTER SERVICES Agreement (together with any schedules and exhibits attached and made a part hereof, this "Agreement") is entered into as of September 21, 2000 (the "Effective Date") between NBP Energy Pipelines, L.L.C., a Delaware limited liability company ("Provider") and Enron North America Corp., a Delaware corporation ("Customer"), each a "Party" and together the "Parties."

         Whereas, Customer desires to contract with Provider for Services, as defined below; and

         Whereas, Provider desires to provide such Services on the terms and conditions set forth herein.

         NOW THEREFORE, the Parties hereto acknowledge and agree as follows:

                                 1. DEFINITIONS

         1.1 Definitions. Except as otherwise indicated by the context all capitalized terms used in this Agreement have the meanings set forth below:

              "2001 Option" shall have the meaning as set forth in Section 8.2.

              "Administrative Services" shall have the meaning as set forth in the Service Operating Schedule.

              "Affiliate" shall mean, with respect to a person, any other person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise.

              "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday and Friday, excluding Federal bank holidays.

              "British Thermal Unit" shall mean the amount of heat required to raise the temperature of one pound of water from 59 degrees Fahrenheit to 60 degrees Fahrenheit.

              "Claims" shall have the meaning set forth in Section 14.1 below.

              "Customer" shall mean Enron North America Corp.

              "Customer Default" shall mean (a) the failure by Customer to pay an amount due under this Agreement, which failure continues for a period of ten


                                   Schedule I

         Business Days after the receipt of notice thereof from Provider, (b) Customer's failure to comply with any material terms of this Agreement, or (c) Customer dissolves or becomes insolvent or files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy or similar law for the protection of creditors, or has such petition filed against it and such petition is not withdrawn or dismissed for 30 Days after such filing, makes an assignment for the benefit of creditors, suspends the transaction of its usual business or consents to the appointment of a trustee or receiver, or a trustee or a receiver is appointed therefor or for a substantial part of its property, or reorganization, insolvency, or similar proceedings shall be instituted by or against Customer.

              "Daily Fee" shall mean a fee of $ 45,000 per Day for the period commencing October 1, 2000 and continuing through December 31, 2000, and a fee of $ 21,600 per Day for the period commencing January 1, 2001 and continuing through December 31, 2001. Provided, however if Customer exercises the 2001 Option, then the Daily Fee for the period commencing January 1, 2001 and continuing through December 31, 2001 shall be $45,000 per Day.

              "Day" shall mean a period beginning and ending at nine o'clock a.m. Central Clock Time.

              "Delivery Point" shall have the meaning set forth in the Service Operating Schedule

              "Effective Date" shall have the meaning set forth in the introductory paragraph of this Agreement.

              "Fees" shall collectively refer to the Fixed Fee and the Variable Services Fee, together with any other amounts that may be payable by Customer to Provider pursuant to the terms of this Agreement.

              "Fixed Fee" shall have the meaning set forth in Section 4.2 below.

              "Force Majeure" shall mean any act that (a) renders it impossible for a Party to perform its obligations under this Agreement or receive Services hereunder, (b) is beyond its reasonable control, (c) is not due to its fault or negligence and (d) cannot be avoided by the exercise of due diligence, including the expenditure of any reasonable sum of money. Subject to the satisfaction of the conditions set forth in (a) through (d) above, Force Majeure shall consist of the following types of events: (i) natural phenomena, such as storms, floods, lightening, earthquakes, hurricanes, tornadoes and fires; (ii) wars, civil disturbances and sabotage; and (iii) actions or omissions of a Governing Body that were not voluntarily induced by Provider, such as the adoption or passage of new or differing laws, statutes, regulations and the like, or changes thereof or in the


                                   Schedule I
         interpretation thereof by or at the instance of a Governing Body. In no event shall Force Majeure include economic hardship or changes in market conditions.

              "Gas Services" shall have the meaning set in the Service Operating Schedule and any currently effective Service Schedule.

              "Initial Term" shall have the meaning set forth in Section 3 below.

              "Maximum Quantity" shall mean shall mean 250,000 MMBtu of gas per Day for the period commencing October 1, 2000 and continuing through December 31, 2000, and 120,000 MMBtu of gas per Day for the period commencing January 1, 2001 and continuing through December 31, 2001. Provided, however if Customer exercises the 2001 Option, then the Maximum Quantity for the period commencing January 1, 2001 and continuing through December 31, 2001 shall be 250,000 MMBtu of gas per Day.

              "Month" shall mean the period beginning on the first Day of a calendar month and on the first Day of the next succeeding calendar month.

              "MMBtu" shall mean one million British Thermal Units.

              "Parties" shall mean Customer and Provider and either of their permitted successors or assigns.

              "Permitted Services Suspensions" shall mean the failure of Provider to deliver the Services due to any combination of Force Majeure, Customer Default or Customer's failure to comply with provisions of the Service Schedules.

              "Provider" shall mean NBP Energy Pipelines, L.L.C.

              "Provider Default" shall have the meaning set forth in Section
         13.2.

              "Provider's Deficiency Quantity" shall have the meaning set forth in Section 13.2.

              "Receipt Point" shall have the meaning set forth in Schedule I.

              "Replacement Price Differential" means the positive difference, if any, obtained by subtracting the applicable Variable Services Fee from the cost to Customer to replace the Gas Services for Provider's Deficiency Quantity.

              "Scheduled Volume" shall have the meaning set forth in Section 2.2 of the Service Operating Schedule.

              "Service Schedule" shall mean all such Service Schedules as may be entered into by Provider and Customer from time to time for Gas Services, the form of which is attached as Exhibit B.


                                   Schedule I

              "Services" shall mean the provision by Provider of Gas Services and Administrative Services.

              "Service Operating Schedule" shall mean the document attached to this Agreement as Schedule I, which is incorporated herein for all purposes.

              "System" shall mean any gas gathering, transportation, processing and treating system utilized in performing the Gas Services hereunder.

              "Term" shall have the meaning set forth in Section 3 below.

              "Variable Quantity" shall mean the total Scheduled Volume for Customer's account on a given day hereunder.

              "Variable Services Fee" shall have the meaning set forth in
         Section 4.3 below.

         1.2 Divisions, Headings and Index. The division of this Agreement into articles, sections and subsections, and the insertion of headings and any table of contents or index, if any, are for convenience of reference only, and shall not affect the construction or interpretation hereof.

         1.3 Industry Usage. Words, phrases or expressions which are not defined herein and which, in the usage or custom of the business of the gathering, storage, distribution or sale of natural gas have an accepted meaning, shall have that meaning.

         1.4 Extended Meaning. Unless the context otherwise requires, words implying the singular include the plural and vice versa, and words implying gender include all genders. The words "herein", and "hereunder" and words of a similar nature refer to the entirety of this Agreement, including any exhibits, if any, and schedules incorporated into this Agreement, and not only to the
Section in which such use occurs.

                           2. GENERAL MASTER AGREEMENT

         Subject to and on the terms and conditions herein set forth, Provider hereby agrees to provide for and on behalf of Customer, the Services and Customer hereby agrees to contract for the Services, all as further set forth herein and in the Service Operating Schedule. It is acknowledged that the Parties are relying upon the fact that all Service Schedules, together with this Agreement and the Service Operating Schedule, will form a single integrated agreement and that the Parties would not otherwise enter into any Service Schedules. Each Service Schedule shall be construed as one with this Agreement and the Service Operating Schedule and any discrepancy between this Agreement, the Service Operating Schedule and a Service Schedule shall be resolved in favor of the Service Schedule.


                                   Schedule I

                                     3. TERM

         The Services shall be provided pursuant to this Agreement in accordance with the following:

         3.1 Services. The Services shall commence on the Effective Date and shall continue thereafter through December 31, 2001 (the "Initial Term") and Month to Month thereafter unless terminated by either Party upon 30 Days written notice, provided however that all Service Schedules shall remain in full force and effect for the term specified therein (the "Term").

         3.2 Renewal and Extension. Upon expiration of the Term of this Agreement, any monies or other charges due and owing either Party shall be paid and any corrections or adjustments to payments previously made shall be determined and paid within 60 Days. Notwithstanding the foregoing, all confidentiality rights and obligations hereunder shall survive for two (2) years thereafter. The Parties' obligations set forth in this Agreement shall remain in effect for the purpose of complying herewith.

                                     4. FEES

         4.1 Fees In General. In consideration of the provision of the Services by Provider for the benefit of and on behalf of Customer, Customer shall pay Provider the Fixed Fee and the Variable Services Fee in the manner set forth in this Section 4. The Fixed Fee shall be comprised of the amount set forth in
Section 4.2 below and the Variable Services Fee shall consist of and be computed in the manner set forth in Section 4.3, with each such amount payable in accordance with the requirements of Section 5 below.

         4.2 Fixed Fee. Commencing on October 1, 2000, Customer shall pay Provider the Daily Fee multiplied by the number of Days in the Month, for each Monthly period during the Initial Term (the "Fixed Fee"), and Customer shall be entitled to demand the Administrative Services and the Gas Services on a firm basis for Receipt Points and Delivery Points that are interconnects to Systems that are header and/or mainline transportation as set forth in the Service Operating Schedule. The Fixed Fee shall be due and payable by Customer whether or not Customer utilizes all or any portion of the Services for any reason other than the occurrence of a Provider Default, in which event Customer shall be entitled to the remedies set for in Section 13.2 below. The Fixed Fee shall terminate at the end of the Initial Term.

         4.3 Variable Services Fee. Customer shall pay Provider a Variable Services Fee as specified in a currently effective Service Schedule for all Variable Quantity Gas (the "Variable Services Fee").

         4.3 Option Fee. Customer shall pay Provider $ 373,750 for the 2001 Option.

                                   Schedule I

                      5. PAYMENT TERMS AND PAST DUE AMOUNTS

         5.1 Fixed Fees and Option Payment. On or before the 1st Day of each Month, or the next Business Day occurring thereafter, during the Initial Term, Customer shall pay the Fixed Fee for the previous Month (to the extent then payable), regardless of whether Provider shall have issued an invoice or other manner of billing documentation with respect to same. Customer shall pay the 2001 Option fee as specified in Section 4.3 upon execution of this Agreement.

         5.2 Variable Services Fee. On or before the 10th Day of each Month occurring during the Term, Provider shall provide Customer with a written statement setting forth Provider's calculation of the Variable Services Fee for the immediately preceding Month. Customer shall remit any undisputed amounts set forth on such statement no later than the later to occur of the twenty-fifth Day of the Month in which Provider's statement was received by Customer or ten Days after actual receipt of Provider's statement. If the due date for any payment to be made under this Agreement is not a Business Day, the due date for such payment shall be the following Business Day. Disputed amounts that are later determined to be correct shall be assessed past due interest, as specified in
Section 5.4, from the original date due until the date paid.

         5.3 Payment of Amount Due by Provider to Customer. Any amounts due by Provider to Customer under the provisions of this Agreement shall be payable within 15 Days of Customer's invoice therefor.

         5.4 Past Due Interest. If either Party fails to pay any payment or other sum when due, such Party shall also pay to the other Party interest thereon from the due date thereof to the date of payment at a rate equal to the lesser of (a) the prime rate as published in the Wall Street Journal under "Money Rates" plus 2% or (b) the maximum rate permitted by applicable law.

         5.5 Wire Transfer Instructions. All payments to be made by Customer to Provider hereunder shall be payable by wire transfer to Provider at such place or account as Provider from time to time may designate in writing.

         5.6 Netting. In the event that Customer and Provider are each required to pay an amount in the same Month hereunder, then such amounts with respect to each Party may be aggregated and the Parties may discharge their obligations to pay through netting, in which case the Party, if any, owing the greater aggregate amount may pay to the other Party the difference between the amounts owed.

                                    6. TAXES

         The Fees include full reimbursement for, and Provider is liable for and shall pay, or cause to be paid, or reimburse Customer if Customer has paid, all taxes applicable to the Services. In the event Customer is required to remit such tax, the amount thereof



                                   Schedule I
 shall be deducted from any sums becoming due to Provider hereunder. Provider shall indemnify, defend and hold harmless Customer from any claims for such Taxes.

                                   7. NOTICES

         All notices and communications made pursuant to this Agreement shall be made as specified below. Notices required to be in writing shall be delivered in written form by letter, facsimile or other documentary form. Notice by facsimile or hand delivery shall be deemed to have been received by the close of the Day on which it was transmitted or hand delivered (unless transmitted or hand delivered after close of a Business Day in which case it shall be deemed received at the close of the next Business Day) or such earlier time confirmed by the receiving Party. Notice by overnight mail or courier shall be deemed to have been received two Business Days after it was sent or such earlier time confirmed by the receiving Party. Any Party may change its addresses by providing notice of same in accordance herewith.

         To Customer:

         Enron North America Corp.
         1200 17th Street
         Denver Colorado  80202
         Att: Mark Whitt
         Phone 303-575-6473

         To Provider:

         NBP Energy Pipelines, LLC
         1111 South 103rd Street
         Omaha, NE  68124
         Attn:  Mr. Robert Hill
         Phone:  402-398-7888


                           8. SERVICES AND 2001 OPTION

         8.1 Services. Provider shall provide or procure the Services hereunder on a 24 hour per Day continuous basis in accordance with the provisions of this Agreement, the Service Operating Schedule, any currently effective Services Schedule and industry standards, applicable laws, rules and regulations.

         8.2 2001 Option. Customer shall have the option to be exercised, by a notice given to Provider in writing, no later than December 15, 2000, to increase the Maximum Quantity for the period commencing January 1, 2001 through December 31, 2001 from 120,000 MMBtu per day to 250,000 MMBtu per day (the "2001 Option"). If Customer exercises the 2001 Option, then the Daily Fee shall be revised as specified in the

                                   Schedule I
definition of such term.

                           9. LIMITATION OF LIABILITY

         EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY, ITS AGENTS OR EMPLOYEES (FOR PURPOSES OF THIS SECTION 9, SUCH PERSONS SHALL COLLECTIVELY BE REFERRED TO AS A PARTY) BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY INJURY, LOSS OR DAMAGE TO ANY PROPERTY, ANY LOSS OF PROFITS OR BUSINESS OPPORTUNITY, LOSS OF REVENUE, REGARDLESS OF THE REASON OR CAUSE OF SUCH DAMAGES, WHETHER ANY OF SUCH DAMAGES OCCUR DURING OR AFTER THE TERM, OR THAT THE CLAIM FOR SUCH DAMAGES IS BASED ON WARRANTY, CONTRACT, TORT OR OTHER THEORY OF ANY NATURE WHATSOEVER.

                       10. REPRESENTATIONS AND WARRANTIES

         10.1 Provider Representations and Warranties. Provider represents and warrants to Customer as follows:

              (a) Provider is duly authorized and empowered to enter into this Agreement and to consummate the transactions contemplated hereby and is duly formed, validly existing, and is in good standing in the State of Delaware.

         10.2 Customer Representations and Warranties. Customer represents and warrants to Provider as follows:

              (a) Customer is duly authorized and empowered to enter into this Agreement and to consummate the transactions contemplated hereby, Customer is duly incorporated, validly existing, and is in good standing in the State of Delaware.

                      11. LICENSES, PERMITS AND COMPLIANCE

         Each Party, at its sole expense, shall comply with all applicable, laws, rules and regulations of any Federal, state, local or other regulatory agency relating to the performance of its obligations hereunder and shall obtain and maintain throughout the Term any and all licenses and permits required of it as a result of this Agreement.

                                12. FORCE MAJEURE



                                   Schedule I

         In the event either Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than the payment of money, it is agreed that upon its giving notice and full particulars of such Force Majeure event to the other Party as soon as reasonably possible (such notice to be confirmed in writing), the obligations of the other Party, to the extent they are affected by such event, shall be suspended from the inception and during the continuance of the Force Majeure. The Party claiming Force Majeure shall be obligated to cause same to be remedied with all reasonable diligence and dispatch.

                   13. CERTAIN REMEDIES AVAILABLE FOR DEFAULT

         13.1 Remedies for Customer Default. Upon the occurrence of a Customer Default, in addition to any other remedies available to Provider at law or in equity, Provider may take one or more of the following actions:

              (a) Provider may suspend the provision of further Services until Customer shall have (i) fully remedied the Customer Default and (ii) provided Provider with such further assurances as Provider may determine to ensure that Customer will thereafter promptly pay the Fees owed hereunder in accordance with the terms hereof;

              (b) Where the Customer Default involves its unjustified failure to pay all or any part of the Fees, and such failure continues for more than ten (10) Business Days following the due date thereof, Provider shall have the right to terminate this Agreement by the delivery of 5 Days prior written notice to Customer; and

              (c) Proceed by appropriate court action or actions either at law or in equity to enforce performance of the applicable covenants of this Agreement or to recover damages for the breach of this Agreement to the extent permitted under the provisions hereof.

         13.2 Remedies for Provider Default. Upon the occurrence of a Provider Default, in addition to any other remedies available to Customer at law or in equity, Customer shall be entitled to the following:

              (a) If on any Day Provider fails to perform Gas Services in accordance with a currently effective Service Schedule, then such occurrence shall constitute a "Provider Default" and "Provider's Deficiency Quantity" shall be the numerical difference between the volume of gas tendered for delivery under the Service Schedule, and the quantity of Gas for which Gas Services were actually provided for such Day. In the event of a Provider Default, Provider shall pay Customer an amount equal to the product of Provider's Deficiency


                                   Schedule I

         Quantity multiplied by the Replacement Price Differential. Payment to Customer shall be made in accordance Section 5.3 of this Agreement.

   (b) Proceed by appropriate court action or actions either at law or in equity to enforce performance of the applicable covenants of this Agreement or to recover damages for the breach of this Agreement to the extent permitted under the provisions hereof.

         13.3 Right to Self Help. During any cure periods allowed under this Agreement and prior to cure by the defaulting Party, if the defaulting Party is failing to diligently pursue steps to cure the default, the non-defaulting Party shall have the right to take all reasonable actions necessary to remedy the default, and the defaulting Party shall be liable for the expenses associated therewith and reimburse the non-defaulting Party therefor within three Days of receipt of an invoice for such expenses.

         13.4 Legal Fees and Expenses. In addition to any other cost, fees, or remedies occasioned by a Party's default, the defaulting Party shall be liable for all legal fees and other costs and expenses resulting from a default by such Party and the exercise of the remedies herein provided by the nondefaulting Party.

         13.5 Remedies Not Exclusive. In no event shall the enumeration of the specific remedies set forth in this Agreement preclude a Party from seeking other or alternate remedies to those described herein, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, by agreement or otherwise.

         13.6 Effect of Termination. In the event that Provider terminates this Agreement as a result of the election permitted in Section 13.1(b) above, Provider's remaining obligations hereunder shall cease.

                                 14. ARBITRATION

        14.1 Agreement to Arbitrate. Any claim, counterclaim, demand, cause of action, dispute, and controversy arising out of or relating to this Agreement or the relationship established by this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving the Parties and/or their respective representatives (collectively the "Claims"), even though some or all of such Claims allegedly are extra-contractual in nature, whether such Claims sound in contract, tort, or otherwise, at law or in equity, under State or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved by binding arbitration.



                                   Schedule I

        14.2 Conduct of the Arbitration, Authority of the Arbitrators, and Choice of Law. Arbitration shall be conducted in accordance with the rules of arbitration of the Federal Arbitration Act and, to the extent an issue is not addressed by the federal law on arbitration, by the Commercial Arbitration Rules of the American Arbitration Association. The validity, construction, and interpretation of this agreement to arbitrate, and all procedural aspects of the arbitration conducted pursuant hereto shall be decided by the arbitrators. In deciding the substance of the Parties' Claims, the arbitrators shall refer to the laws of the State of Texas as required by Section 15.8 hereof. It is agreed that the arbitrators shall have no authority to award treble, exemplary or punitive damages of any type under any circumstances whether or not such damages may be available under state, or federal law, or under the Federal Arbitration Act, or under the Commercial Arbitration Rules of the American Arbitration Association, the Parties hereby waiving their right, if any, to recover any such damages.

        14.3 Forum for the Arbitration and Selection of Arbitrators. The arbitration proceeding shall be conducted in Houston, Texas. Within thirty (30) Days of the notice of initiation of the arbitration procedure, each Party shall select one arbitrator. The two arbitrators shall select a third arbitrator. The third arbitrator shall be a person who has over eight (8) years professional experience in the intrastate natural gas pipeline industry and who has not previously been employed by either Party and does not have a direct or indirect interest in either Party or the subject matter of the arbitration. While the third arbitrator shall be neutral, the two Party-appointed arbitrators are not required to be neutral, and it shall not be grounds for removal of either of the two Party-appointed arbitrators or for vacating the arbitrators' award that either of such arbitrators has past or present minimal relationships with the Party that appointed such arbitrator.

         14.4 Confidentiality. To the fullest extent permitted by law, any arbitration proceeding and the arbitrators award shall be maintained in confidence by the Parties.

                            15. MISCELLANEOUS CLAUSES

         15.1 Transfer. This Agreement shall inure to and bind the permitted successors and assigns of the Parties; provided, except as permitted herein, neither Party shall transfer this Agreement without the prior written approval of the other Party; provided further, either Party may transfer its interest to an Affiliate by assignment, merger or otherwise without the prior approval of the other Party, but no such transfer shall operate to relieve the assigning Party of its obligations hereunder; provided further, if Provider assigns all or any part of the Fee due Provider hereunder to a third party (which Customer agrees it shall have the right so to do without Customer's prior consent), Customer, upon receiving written notice of any such assignment, shall make all payments hereunder as it may be therein directed. Any Party's transfer in violation hereof shall be void.

         15.2 Warranties. EXCEPT AS MAY BE EXPRESSLY PROVIDED HEREIN OR AS OTHERWISE MUTUALLY AGREED IN WRITING BY THE PARTIES,


                                   Schedule I

THERE ARE NO EXPRESS, STATUTORY OR IMPLIED WARRANTIES WITH RESPECT TO THIS AGREEMENT.

         15.3 Enforceability and Irrevocability. If any part of this Agreement is contrary to, prohibited by or deemed invalid under applicable laws or regulations of any jurisdiction, such provision shall be inapplicable and deemed omitted but shall not invalidate the remaining provisions hereof. Each Party admits the receipt of a counterpart of this Agreement.

         15.4 Confidentiality and Public Statement. Each Party shall not disclose the terms of this Agreement, or any information concerning gas throughput or the operations of either Party it receives or has knowledge of incident to the performance of the obligations hereunder, to a third party (other than its Affiliates' employees, lenders, direct and indirect owners, shareholders, partners, and/or investors, and each of such person's respective counsel, accountants and investment advisors and other advisors who have agreed to keep such terms confidential) except in order to comply with any applicable law, order, regulation or exchange rule; provided, each Party shall notify the other Party of any proceeding of which it is aware which may result in disclosure and use reasonable efforts to prevent or limit the disclosure. Notwithstanding the foregoing, the Parties, upon mutual written approval of both form and content, may release public communications concerning the transaction contemplated by this Agreement.

         15.5 Modification and Waiver. No covenant or condition of this Agreement may be modified by either Party except by the written consent of both Parties. Forbearance or indulgence by either Party in any regard whatsoever shall not constitute a waiver or change of the covenant or condition to be performed by the other Party to which the same may apply, and, until the complete performance of said covenant or condition has occurred. Each Party shall be entitled to invoke any remedy at law or in equity available to it under the provisions of this Agreement despite said forbearance or indulgence. Waiver of any defaults shall not waive any other default.

         15.6 Entirety and Relationship. This Agreement constitutes the entire agreement of the Parties related to the provision of the Services by Provider to Customer. There are no prior or contemporaneous agreements or representations (whether oral or written) involving the subject matter of this Agreement other than those herein expressed. This Agreement is not intended to create, and shall not be construed to create, a relationship of partnership, joint venturers, or an association for profit or any kind of real property or leasing relationship between the Parties.

         15.7 Control. As between the parties hereto, Customer shall be in control and in possession of the Gas delivered hereunder and responsible for any damages or injuries caused thereby until the same shall have been delivered to Provider at the Receipt Points and after it has been redelivered for Customer's account at the Delivery Points. After such delivery of Gas, Provider shall be deemed to be in exclusive control and possession



                                   Schedule I
thereof and responsible for any injuries or damages caused thereby until the same shall have been redelivered for the account of Customer at the Delivery Points.

         15.8 Law. This Agreement shall be construed under and in accordance with the laws of the State of Texas and Federal law as set forth in Section 14.2.

         15.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and need not be signed by more than one of the Parties and all of which shall constitute one and the same agreement.

         15.10 Other. The headings used herein are for convenience and reference purposes only. The Parties agree that the original executed version of this Agreement, Service Operating Schedule, Exhibit or any Services Schedule may be photocopied and stored on computer tapes and disks, with the Parties specifically agreeing that if such items, if introduced as evidence on paper (or if computer records, then introduced into evidence in printed format), in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the Parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither Party shall object to the admissibility of the foregoing items (or photocopies of the foregoing items) on the basis that such were not originated or maintained in documentary form under either the hearsay rule, the best evidence rule or other rule of evidence.


                                   Schedule I

         This Agreement is executed by each Party effective as of this 21st Day of September 2000.


PROVIDER                                CUSTOMER

NBP ENERGY PIPELINES, L.L.C             ENRON NORTH AMERICA CORP.


By: /s/ Jerry L. Peters                 By: /s/ Brian Remond
    --------------------------------       -------------------------------------

Name:  Jerry L. Peters                  Name:  Brian Redmond

Title: Vice President                   Title: Managing Director



                                   Schedule I

                                   SCHEDULE I

                           SERVICE OPERATING SCHEDULE

         The Services described below are subject to the terms and conditions of that certain Master Services Agreement between NBP Energy Pipelines, L.L.C. ("Provider") and Enron North America Corp. ("Customer"), dated as of September __, 2000 (the "Agreement"), and this Schedule I is expressly incorporated into and made a part of the Agreement.

                                 I. GAS SERVICES

1.1      GENERAL DESCRIPTION.

         (a) General Description of Gas Services. Subject to Section 1.1(b) below, Provider agrees to receive, transport, treat, process, and deliver those volumes of gas that are the thermal equivalent of gas tendered by Customer at a given Receipt Point (hereafter defined) in accordance with the terms and provisions of a currently effective Service Schedule on each Day ("Gas Services")

         (b) System Specifications and Procedures. The Services shall be in accordance with and subject to the specifications and procedures of the System(s) or as otherwise specified in a currently effective Service Schedule.

1.2      QUANTITY

         Provider shall receive quantities of gas from or for the account of Customer on any Day at the Receipt Point(s) and redeliver to a Delivery Point in accordance with all currently effective Service Schedules, on a firm basis for Receipt Points and Delivery Points that are interconnects to Systems that are header and/or mainline transportation systems for a total quantity of gas not to exceed the Maximum Quantity and on an interruptible basis for quantities of gas at all other Receipt Points and Delivery Points and for quantities of gas in excess of the Maximum Quantity.

1.3      RECEIPT POINTS & DELIVERY POINTS

         (a) Receipt Points and Delivery Points. The receipt point(s) ("Receipt Point(s)") and delivery points ("Delivery Point(s)") for gas received and delivered or caused to be received and delivered between Customer and Provider hereunder shall be as specified on Exhibit A as the same may be modified from time to time in a currently effective Service Schedule.

         (b) Point Flexibility. Customer shall have Receipt Point and Delivery Point flexibility and shall not be required to request Gas Services that physically path gas on any one System or interconnected network of Systems.



                                   Schedule I

         (c) System Flexibility. Provider shall have System flexibility and shall not be required to utilize any particular System in providing the Gas Services.

1.4      MEASUREMENT

         Provider shall provide or contract for measurement services in accordance with industry standards for each Receipt Point and Delivery Point.

1.5      AUDIT RIGHTS

         Customer shall have the right at all reasonable times to audit the measurement records of the measuring party's custody transfer or check measurement. If any such audits reveal any inaccuracy in any billing or payment therefore made, the necessary adjustments in such billing and payment shall be made within thirty (30) Days after final determination thereof; provided, that no adjustments for any billing or payment shall be made for any inaccuracy claimed after the lapse of twelve (12) Months from the rendition of the invoice(s) relating thereto.

                           II. ADMINISTRATIVE SERVICES

2.1      GENERAL DESCRIPTION

         Provider agrees to perform nomination, scheduling, allocation, balancing services and to provide gas services and forecasting information all as more fully described below ("Administrative Services") in connection with the Gas Services provided hereunder.

2.2      NOMINATION AND SCHEDULING SERVICES

         Provider shall coordinate with Customer and/or any other party designated by Customer to determine the quantities to be delivered or received hereunder at each Receipt Point and Delivery Point during the period scheduled (the "Scheduled Volume"). Provider shall properly nominate and schedule gas in accordance with the nomination and scheduling procedures for each System and shall maintain records of such activities for Customer. Provider shall be responsible for coordinating with Customer to adjust the Scheduled Volume on a Daily basis to minimize imbalances.

2.3      BALANCING SERVICES

         Provider shall continuously monitor the gas volumes actually received and redelivered each month and shall notify Customer of any discrepancy between actual deliveries and Schedule Volumes. Provider shall actively work with Customer to manage and minimize imbalances. Any imbalance resulting from the failure of Provider to provide the Services hereunder shall be resolved by Provider at Provider's expense. Any imbalance resulting from the failure of Customer to properly schedule take away capacity


                                   Schedule I
at a Delivery Point shall be resolved by Customer at Customer's expense.

2.4      ALLOCATIONS

         At Customer's request, Provider shall furnish or cause to be furnished to Customer such information as Customer shall reasonably consider to be necessary to allocate volumes received at the Receipt Points and/or delivered at the Delivery Points among the various customers of Customer.

2.5      GAS SERVICES INFORMATION

         (a) Customer's Gas. Provider shall furnish Customer with Monthly statements detailing the quantity of gas received at each Receipt Point and redelivered at each Delivery Point (in Mcf and MMBtu), together with related fuel and lost and unaccounted for gas volumes.

         (b) Total Volumes. At Customer's request Provider shall furnish Customer with all scheduled and metered volumes and pressure information for the Receipt Points and the Delivery Points. If such service is available at the applicable Receipt Points and/or Delivery Points, Provider shall furnish to Customer, access to real time total gas flow information. This information shall be provided whether or not Customer is utilizing Gas Services hereunder.

2.6      FORECASTING INFORMATION

         Provider shall furnish Monthly production forecasting information and projections for the natural gas producing basins that might reasonably be expected to be capable of delivering gas to the Receipt Points.


                                   Schedule I

                                    EXHIBIT A

                           RECEIPT AND DELIVERY POINTS

RECEIPT POINTS:

    1.  All Points in the Madden Field, Fremont County Wyoming.

    2. All Points in the Powder River Basin, Campbell, Converse and Sheridan Counties, Wyoming.

DELIVERY POINTS:

    1. Interconnects with the Wyoming Interstate Company's Pipeline in Sweetwater, Carbon and Converse Counties, Wyoming.

    2. Interconnects with Colorado Interstate Gas Company's Pipeline in Sweetwater, Carbon and Converse Counties, Wyoming.

    3. Interconnects with Kinder Morgan Interstate in Sweetwater, Carbon and Converse Counties, Wyoming.



                                   Exhibit A

                                    EXHIBIT B

                                     FORM OF
                                SERVICE SCHEDULE

                                     [DATE]


Enron North America Corp.

RE:      MASTER SERVICES AGREEMENT
         DATED [____________]
         SERVICE SCHEDULE "[___, SEQUENTIAL LETTER OR NUMBER USED TO SEPARATELY
                          IDENTIFY SERVICE SCHEDULES]"

Ladies & Gentlemen:

With reference to the above-described Master Service Agreement between NBP Energy Pipelines, L.L.C. ("Provider") and Enron North America Corp. ("Customer") (herein referred to as the "Agreement"), The parties hereby agree to this Service Schedule "[____]" (this "Service Schedule") as follows:


--------------------------------------------------------------------------------
TERM:                                   [COMMENCEMENT DATE OF SERVICE SCHEDULE
                                        THROUGH TERMINATION DATE].
--------------------------------------------------------------------------------
RECEIPT POINTS:
--------------------------------------------------------------------------------
DELIVERY POINTS:
--------------------------------------------------------------------------------
VARIABLE SERVICES FEE                   $0.__per MMBtu.
--------------------------------------------------------------------------------
QUANTITY:                                        MMBtu per day.
--------------------------------------------------------------------------------
FUEL & L&U
--------------------------------------------------------------------------------
OTHER PROVISIONS:
--------------------------------------------------------------------------------


This Service Schedule shall govern Gas Services during the Term as specified above and from the Receipt Points to the Delivery Points listed above.

If the foregoing represents your understanding of our agreement, please so indicate in the space provided below and return two (2) fully executed copies for our records.

                                        Very truly yours,

                                        NBP ENERGY PIPELINES, L.L.C.

                                        By:
                                            ------------------------------------

                                        Title:

ACCEPTED AND AGREED TO this
____ day of ______________, 2000

ENRON NORTH AMERICA CORP.

By:
    ----------------------------------
Name:
       -------------------------------
Title:
       -------------------------------


                                   Exhibit B